UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 16, 2001

VISTA EYECARE, INC.
(Exact name of registrant as specified in its charter)

Commission File No:          0-20001

Georgia	58-1910859
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

296 Grayson Highway
Lawrenceville, Georgia 30045
(Address of principal executive offices)

(770)-822-3600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS

         Under the plan of reorganization filed by the Company, unsecured creditors are to receive pro rata distributions of new common stock and new senior notes. Upon the effectiveness of the plan, Vista, as reorganized debtor, is expected to issue to unsecured creditors approximately 5,000,000 shares of new common stock and new 12% senior secured notes in the principal amount of up to $120,000,000. On the effective date of the plan, existing notes and equity interests will be cancelled.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA EYECARE, INC.
(Registrant)
BY: Angus C. Morrison Angus C. Morrison Senior Vice President, Chief Financial Officer and Treasurer
Dated: March 22, 2001